EXHIBIT 32.2



     Certification  of  CFO  Pursuant  to
     18  U.S.C.  Section  1350,
     As  Adopted  Pursuant  to
     Section  906  of  the  Sarbanes-Oxley  Act  of  2002



     In connection with the Annual Report of U.S. Energy Corp. (the "Company") on Form 10-K for the period ending December 31, 2003 as filed with the Securities and Exchange Commission on March 30, 2004 (the "Report"), Robert Scott Lorimer, Chief Financial Officer of the Company, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.




                                         /s/  Robert  Scott  Lorimer
                                       -----------------------------
                                       Robert  Scott  Lorimer,
                                       Chief  Financial  Officer
                                       March  26,  2004


This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to Crested Corp. and will be retained by Crested Corp. and furnished to the Securities and Exchange Commission or its staff upon request.